Exhibit 99.1

Tronox Reports Second Quarter 2017 Financial Results

Second Quarter Highlights:
•	Revenue of $622 million up 16 percent versus prior year; TiO2 revenue up 26 percent
•	GAAP diluted EPS of $0.02; adjusted EPS of $0.09 (Non-GAAP)
•	Income from operations of $55 million; adjusted EBITDA of $140 million up 97 percent versus prior year (Non-GAAP); free cash flow of $53 million(1)
•
TiO2 income from operations of $61 million up more than seven-fold and adjusted EBITDA of $123 million up 116 percent versus prior year; adjusted  EBITDA margin of 29 percent; free cash flow of $67 million (1)

•	Alkali income from operations of $23 million up 92 percent and adjusted EBITDA of $41 million up 41 percent versus prior year; free cash flow of $31 million(1)
•	TiO2 pigment selling prices up 7 percent sequentially and 18 percent above prior year
•	Cash of $303 million and total liquidity of $484 million(2)
•	Board declared quarterly dividend of $0.045 per share payable on August 31, 2017 to shareholders of record of company’s Class A and Class B ordinary shares at close of business on August 21, 2017

Strategic Developments:
•	Definitive agreement to sell Alkali Chemicals with closing expected in second half of 2017
•	Intention to refinance portion of capital structure with completion expected by mid-October
•	Cristal TiO2 acquisition integration planning proceeding on schedule with closing expected by the end of the first quarter 2018

(1) Free cash flow equals cash flow provided by (used in) operating activities less capital expenditures (Non-GAAP)
(2) Total liquidity includes cash on hand and availability under current revolvers

STAMFORD, Conn., (August 8, 2017) – Tronox Limited (NYSE:TROX) reported revenue of $622 million for the second quarter 2017, up 16 percent compared to $538 million in the second quarter 2016 and up 9 percent compared to $569 million in the first quarter 2017.  Income from operations of $55 million in the quarter increased from $9 million in the year-ago quarter and $16 million in the prior quarter.  Net income attributable to Tronox Limited of $3 million, or $0.02 per diluted share, which included acquisition related expenses of $9 million, or $0.07 per diluted share, improved from a net loss attributable to Tronox Limited of $52 million, or ($0.44) per diluted share in the year-ago quarter and a net loss attributable to Tronox Limited of $41 million, or ($0.35) per diluted share in the prior quarter.  Excluding the acquisition related expenses, adjusted net income attributable to Tronox Limited (Non-GAAP) was $12 million, or $0.09 per diluted share.  Adjusted EBITDA of $140 million was 97 percent higher than the $71 million reported in the year-ago quarter and 39 percent higher than the $101 million reported in the prior quarter.

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Peter Johnston, chief executive officer of Tronox, said: “As we pre-released last week, our performance in the second quarter was strong with revenue up 16 percent over prior year, adjusted EBITDA of $140 million and adjusted EPS of $0.09.  Our TiO2 business led the way with revenue growth of 26 percent and adjusted EBITDA growth of 116 percent versus prior year.  TiO2 achieved an adjusted EBITDA margin of 29 percent, a clear indication of the benefits of vertical integration with all our assets in full operation.  Driving this performance in TiO2 were higher pigment sales volumes and selling prices, up 7 percent sequentially and 18 percent versus prior year, higher selling prices for titanium feedstock and co-products, as well as higher production efficiency and strong cost performance.  Alkali Chemicals delivered adjusted EBITDA of $41 million, up 41 percent versus prior year, benefiting from higher production volumes and lower operating costs.  Our cash generation performance further strengthened our balance sheet, as we closed the quarter with $303 million of cash on hand and liquidity of $484 million.

“We are making great progress toward reaching our goal of positioning Tronox as the global leader in TiO2.  Last week, we signed a definitive agreement to sell Alkali Chemicals with closing expected in the second half of 2017.  The proceeds will be used to fund the majority portion of the cash consideration for the Cristal TiO2 acquisition, which is expected to close by the end of the first quarter of 2018.  We also announced our intent to refinance a portion of our capital structure with the expectation of lowering our overall cost of debt, extending the portfolio’s weighted average years to maturity, improving our mix of secured and unsecured debt and providing additional pay down flexibility.  We expect to complete this refinancing by mid-October.  Cristal TiO2 integration planning is proceeding on schedule so that we can from day one begin to realize the substantial value creation enabled by our combination.  We are confident that 2017 will continue to be a year of strong performance and that 2018 will be a transformational one for Tronox.”

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Second Quarter 2017

Tronox TiO2

TiO2 segment revenue of $421 million increased 26 percent compared to $333 million in the year-ago quarter, driven by higher pigment selling prices and sales volumes coupled with higher titanium feedstock and co-products selling prices.  Pigment sales of $306 million increased 25 percent compared to $244 million in the year-ago quarter, as average selling prices increased 18 percent (19 percent on a local currency basis) and sales volumes increased 6 percent.  Pigment selling prices were higher in all regions.  Titanium feedstock and co-products sales of $99 million increased 36 percent from $73 million in the year-ago quarter, driven by higher selling prices in all major products and higher feedstock volumes.  CP titanium slag selling prices increased 4 percent and sales volumes increased 144 percent.  llmenite selling prices increased 20 percent and sales volumes increased 201 percent.  Zircon selling prices increased 4 percent while sales volumes were 11 percent lower due to timing as a shipment originally scheduled for the second quarter shipped in the third quarter.  Natural rutile selling prices increased 8 percent and sales volumes increased 34 percent.  Pig iron selling prices increased 38 percent while sales volumes were 14 percent lower as a shipment moved from the second quarter to the third quarter.

Compared sequentially, TiO2 segment revenue of $421 million increased 11 percent versus $378 million in the first quarter, driven by higher pigment selling prices and sales volumes, higher feedstock and co-products selling prices, as well as higher CP titanium slag and ilmenite sales volumes.  Pigment sales of $306 million were 12 percent higher than sales of $272 million in the prior quarter, as selling prices increased 7 percent (6 percent on a local currency basis) and sales volumes increased 6 percent.  Selling prices were higher in all regions.  Titanium feedstock and co-products sales of $99 million increased from $92 million in the first quarter.  CP titanium slag sales were up 50 percent as selling prices increased 6 percent and sales volumes increased 47 percent.  Ilmenite selling prices improved 9 percent and sales volumes increased 55 percent.  Zircon selling prices increased 4 percent while sales volumes were 26 percent lower due to the timing of shipments.  Natural rutile selling prices improved by 4 percent and sales volumes increased 36 percent.  Pig iron selling prices were 10 percent higher and sales volumes increased 2 percent.

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TiO2 segment adjusted EBITDA of $123 million was 116 percent, or $66 million, higher than $57 million in the year-ago quarter driven by higher selling prices and sales volumes for both pigment and feedstock and co-products coupled with the benefit of higher production efficiency and strong cost performance.  Compared sequentially, segment adjusted EBITDA of $123 million improved by 45 percent from $85 million in the first quarter, driven by the same factors as the year-on-year performance. TiO2 segment income from operations of $61 million improved from $7 million in the year-ago quarter and $32 million in the prior quarter.  TiO2 delivered free cash flow of $67 million in the second quarter, as cash provided by operating activities was $86 million and capital expenditures were $19 million.

Tronox Alkali

Alkali segment revenue of $201 million in the second quarter compared to $205 million in the year-ago quarter as sales volumes were level and selling prices were 1 percent lower.  In the domestic market, selling prices were 1 percent higher than the prior-year quarter while sales volumes were 6 percent lower due to timing of shipments and lower demand in container glass and detergent markets.  In export markets, sales volumes increased 5 percent driven by higher demand in Asia-Pacific and Latin America and selling prices were level to the year-ago quarter.

Compared sequentially, Alkali revenue of $201 million increased 5 percent from $191 million in the first quarter, as sales volumes increased 5 percent and selling prices increased 1 percent.  Domestic sales volumes increased 5 percent while selling prices were 1 percent higher.  Export sales volumes increased 4 percent with selling prices also 1 percent higher.

Alkali segment adjusted EBITDA of $41 million increased from $29 million in the year-ago quarter driven by higher production volumes and lower operating costs.  The prior-year quarter included items totaling approximately $9 million that did not occur in the current quarter, which were the move of our longwall mining machine, the transition from a shared services agreement to a Tronox system and labor agreement supply reliability planning costs.  Compared sequentially, Alkali segment adjusted EBITDA of $41 million increased from $38 million in the first quarter driven by higher sales volumes and selling prices.  Alkali segment income from operations of $23 million compared to $12 million in the year-ago quarter and $19 million in the prior quarter.  Alkali delivered free cash flow of $31 million in the second quarter, as cash provided by operating activities was $35 million and capital expenditures were $4 million.

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Corporate

Corporate loss from operations was $29 million compared to a loss from operations of $10 million in the year-ago quarter and a loss from operations of $35 million in the first quarter.  The loss from operations in the second quarter included professional fees of $11 million primarily related to the Cristal transaction and the process to market our Alkali business, as well as higher employee stock-based and other compensation costs of $5 million.  Corporate adjusted EBITDA was ($24) million compared to adjusted EBITDA of ($15) million in the year-ago quarter and adjusted EBITDA of ($22) million in the prior quarter.  Corporate cash used in operations was $44 million and capital expenditures were $1 million.

Consolidated

Selling, general and administrative expenses were $69 million in the second quarter compared to $51 million in the year-ago quarter and $74 million in the prior quarter. The selling, general and administrative expenses in the second quarter included professional fees of $11 million primarily related to the Cristal transaction and the process to market our Alkali business, as well as higher employee stock-based and other compensation costs of $7 million.  Interest and debt expense of $46 million was level to the year-ago quarter and the prior quarter.  On June 30, 2017, gross consolidated debt was $3,052 million, and debt, net of cash and cash equivalents, was $2,749 million.  Liquidity was $484 million and cash and cash equivalents were $303 million.  Capital expenditures were $24 million and depreciation, depletion and amortization expense was $62 million.

Webcast Conference Call

Tronox will conduct a conference call on Wednesday, August 9, 2017, at 8:30 a.m. ET (New York).  The live call is open to the public via Internet broadcast and telephone.

Internet Broadcast:  http://www.tronox.com/
Dial-in telephone numbers:
U.S. / Canada: +1.877.831.3840
International: +1.253.237.1184
Conference ID: 54296385
Conference Call Presentation Slides will be used during the conference call and are available on our website at http://www.tronox.com/

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Webcast Conference Call Replay: Available via the Internet and telephone beginning on Wednesday, August 9, 2017 at 10:30 a.m. ET (New York), until 1:00 p.m. ET (New York), on Monday, August 14, 2017.

Internet Replay: www.tronox.com
Replay dial-in telephone numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 54296385

Upcoming Conferences

During the third quarter 2017 a member of management is scheduled to present at the following conferences:

•	UBS Chemicals Conference, New York, September 6, 2017
•	Credit Suisse Basic Materials Conference, New York, September 13, 2017
•	RBC Global Industrials Conference, Las Vegas, September 14, 2017

Accompanying conference materials will be available at http://investor.tronox.com

About Tronox

Tronox Limited operates two vertically integrated mining and inorganic chemical businesses. Tronox TiO2 mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products. Tronox Alkali mines trona ore and manufactures natural soda ash, sodium bicarbonate, caustic soda, and other compounds which are used in the production of glass, detergents, baked goods, animal nutrition supplements, pharmaceuticals, and other essential products.  For more information, visit www.tronox.com

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Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company's filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

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Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited's operating results, we have disclosed in this press release certain non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, free cash flow and adjusted net loss attributable to Tronox.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the company may be different than non-U.S. GAAP financial measures presented by other companies.  The non-U.S. GAAP financial measures are provided to enhance the user's overall understanding of the company's operating performance. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company's financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures are not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•
Reflect Tronox Limited's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•
Provide useful information to investors and others in understanding and evaluating Tronox Limited's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods;

•
Provide additional view of the operating performance of the company by adding interest expenses, taxes, depreciation, depletion and amortization to the net income. Further adjustments due to purchase accounting and stock-based compensation charges attempt to exclude items that are either non-cash or unusual in nature;

•	Assist investors to assess the company's compliance with financial covenants under its debt instruments;
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•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies, and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net loss attributable to Tronox Limited” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

Media Contact: Bud Grebey
Direct: +1.203.705.3721

Investor Contact: Brennen Arndt
Direct: +1.203.705.3722
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TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (US GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$622	$538	$1,191	$1,014
Cost of goods sold	498	479	977	934
Gross profit	124	59	214	80
Selling, general, and administrative expenses	(69)	(51)	(143)	(101)
Restructuring income (expense)	-	1	-	(1)
Income (loss) from operations	55	9	71	(22)
Interest and debt expense, net	(46)	(46)	(92)	(92)
Gain on extinguishment of debt	-	-	-	4
Other expense, net	(1)	(3)	(7)	(12)
Income (loss) before income taxes	8	(40)	(28)	(122)
Income tax provision	(3)	(10)	(5)	(22)
Net income (loss)	5	(50)	(33)	(144)
Net income (loss) attributable to noncontrolling interest	2	2	5	1
Net income (loss) attributable to Tronox Limited	$3	$(52)	$(38)	$(145)

Net income (loss) per share, basic and diluted	$0.02	$(0.44)	$(0.32)	$(1.24)
Weighted average shares outstanding (in thousands):
Basic	119,188	116,184	118,804	116,052
Diluted	124,301	116,184	118,804	116,052

Other Operating Data:
Capital expenditures	$24	$22	$56	$55
Depreciation, depletion and amortization expense	$62	$60	$123	$115

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TRONOX LIMITED
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS)
ATTRIBUTABLE TO TRONOX LIMITED  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS)
ATTRIBUTABLE TO TRONOX LIMITED (NON-U.S. GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income (loss) attributable to Tronox Limited (U.S. GAAP)	$3	$(52)	$(38)	$(145)

Acquisition related matters (a)	9	-	20	-
Restructuring (income) expense (b)	-	(1)	-	1
Gain on extinguishment of debt (c)	-	-	-	(4)
Adjusted net income (loss) attributable to Tronox Limited (non-U.S. GAAP) (d)	$12	$(53)	$(18)	$(148)

Diluted net income (loss) per share attributable to Tronox Limited (U.S. GAAP)	$0.02	$(0.44)	$(0.32)	$(1.24)

Acquisition related expense, per share	0.07	-	0.17	-
Restructuring (income) expense, per share	-	(0.01)	-	0.01
Gain on extinguishment of debt, per share	-	-	-	(0.03)
Diluted adjusted income (loss) per share attributable to Tronox Limited (non-U.S. GAAP)	$0.09	$(0.45)	$(0.15)	$(1.26)

Weighted average shares outstanding, diluted (in thousands)	124,301	116,184	118,804	116,052

(a)   Represents transaction costs associated with the Cristal Transaction which were recorded in "Selling, general and administrative expenses" in the unaudited Condensed Consolidated Statements of Operations during the three and six months ended June 30, 2017.
(b)   Represents severance costs associated with the shutdown of our sodium chlorate plant and other global TiO2 restructuring efforts, which was recorded in "Restructuring expense" in the unaudited Condensed Consolidated Statements of Operations.
(c)   Represents the gain associated with the repurchase of $20 million face value of the $900 million aggregate principal amount of senior notes ("Senior Notes due 2020") and $600 million aggregate principal amount of senior notes ("Senior Notes 2022"), which was recorded in "Gain on extinguishment of debt" in the unaudited Condensed Consolidated Statements of Operations.
(d)   No income tax impact given full valuation allowance except for South Africa restructuring related costs of less than $1 million.

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TRONOX LIMITED
SEGMENT INFORMATION
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

TiO2 segment	$421	$333	$799	$618
Alkali segment	201	205	392	396
Net sales	$622	$538	$1,191	$1,014

TiO2 segment	$61	$7	$93	$(29)
Alkali segment	23	12	42	33
Corporate	(29)	(10)	(64)	(26)
Income (loss) from operations	55	9	71	(22)
Interest and debt expense, net	(46)	(46)	(92)	(92)
Gain on extinguishment of debt	-	-	-	4
Other expense, net	(1)	(3)	(7)	(12)
Income (loss) before income taxes	8	(40)	(28)	(122)
Income tax provision	(3)	(10)	(5)	(22)
Net income (loss)	5	(50)	(33)	(144)
Net income (loss) attributable to noncontrolling interest	2	2	5	1
Net income (loss) attributable to Tronox Limited	$3	$(52)	$(38)	$(145)

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TRONOX LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
 (UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

ASSETS	June 30, 2017	December 31 2016
Current Assets
Cash and cash equivalents	$303	$248
Restricted cash	2	3
Accounts receivable, net of allowance for doubtful accounts	457	424
Inventories, net	506	532
Prepaid and other assets	54	49
Total current assets	1,322	1,256

Noncurrent Assets
Property, plant and equipment, net	1,816	1,831
Mineral leaseholds, net	1,608	1,607
Intangible assets, net	210	223
Inventories, net	15	14
Other long-term assets	23	22
Total assets	$4,994	$4,953

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$201	$180
Accrued liabilities	181	186
Short-term debt	150	150
Long-term debt due within one year	16	16
Income taxes payable	2	1
Total current liabilities	550	533

Noncurrent Liabilities
Long-term debt, net	2,886	2,888
Pension and postretirement healthcare benefits	116	122
Asset retirement obligations	76	73
Long-term deferred tax liabilities	161	152
Other long-term liabilities	30	32
Total liabilities	3,819	3,800

Commitments and Contingencies
Shareholders’ Equity
Tronox Limited Class A ordinary shares, par value $0.01 — 67,903,699 shares issued and 67,727,227 shares outstanding at June 30, 2017 and 65,998,306 shares issued and 65,165,672 shares outstanding at December 31, 2016	1	1
Tronox Limited Class B ordinary shares, par value $0.01 — 51,154,280 shares issued and outstanding at June 30, 2017 and December 31, 2016.	-	-
Capital in excess of par value	1,535	1,524
Accumulated deficit	(69)	(19)
Accumulated other comprehensive loss	(454)	(497)
Total Tronox Limited shareholders' equity	1,013	1,009
Noncontrolling interest	162	144
Total equity	1,175	1,153
Total liabilities and equity	$4,994	$4,953

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TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (UNAUDITED)
(Millions of U.S. dollars)

	Six Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(33)	$(144)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	123	115
Deferred income taxes	2	(3)
Share-based compensation expense	22	10
Amortization of deferred debt issuance costs and discount on debt	6	5
Pension and postretirement healthcare benefit expense	4	3
Gain on extinguishment of debt	-	(4)
Other, net	9	20
Contributions to employee pension and postretirement plans	(11)	(9)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable, net	(28)	(13)
(Increase) decrease in inventories, net	36	87
(Increase) decrease in prepaid and other assets	(6)	(2)
Increase (decrease) in accounts payable and accrued liabilities	12	(16)
Increase (decrease) in income taxes payable	1	20
Cash provided by operating activities	137	69

Cash Flows from Investing Activities:
Capital expenditures	(56)	(55)
Proceeds from the sale of assets	-	1
Cash used in investing activities	(56)	(54)

Cash Flows from Financing Activities:
Repayments of debt	(8)	(23)
Proceeds from debt	-	-
Dividends paid	(12)	(35)
Restricted stock and performance-based shares settled in cash for taxes	(11)	-
Cash used in financing activities	(31)	(58)
Effects of exchange rate changes on cash and cash equivalents	5	2
Net increase (decrease) in cash and cash equivalents	55	(41)
Cash and cash equivalents at beginning of period	248	229
Cash and cash equivalents at end of period	$303	$188

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TRONOX LIMITED
CONDENSED STATEMENT OF FREE CASH FLOWS (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended June 30, 2017				Six Months Ended June 30, 2017

	TiO2	Alkali	Corporate	Consolidated	TiO2	Alkali	Corporate	Consolidated

Operating income (loss) (U.S. GAAP)	$61	$23	$(29)	$55	$93	$42	$(64)	$71
Depreciation, depletion and amortization expense	44	16	2	62	88	32	3	123
Other	18	2	3	23	27	5	15	47
Adjusted EBITDA (non-U.S. GAAP)	$123	$41	$(24)	$140	$208	$79	$(46)	$241

Adjusted EBITDA (non-U.S. GAAP)	$123	$41	$(24)	$140	$208	$79	$(46)	$241
Interest paid, net of capitalized interest and interest income	-	-	(16)	(16)	-	-	(84)	(84)
Income tax provision	-	-	(3)	(3)	-	-	(5)	(5)
Transaction costs	-	-	(9)	(9)	-	-	(20)	(20)
Contributions to employee pension and postretirement plans	(5)	(1)	-	(6)	(9)	(2)	-	(11)
Deferred income taxes	-	-	3	3	-	-	2	2
Other	(3)	(1)	(26)	(30)	-	(1)	-	(1)

Changes in assets and liabilities
(Increase) decrease in accounts receivable, net	(25)	-	-	(25)	(35)	7	-	(28)
(Increase) decrease in inventories, net	10	-	-	10	37	(1)	-	36
(Increase) decrease in prepaid and other assets	(15)	(1)	1	(15)	(10)	4	-	(6)
Increase (decrease) in accounts payable and accrued liabilities	1	(3)	31	29	6	2	4	12
Increase (decrease) in income taxes payable	-	-	(1)	(1)	-	-	1	1
Subtotal	(29)	(4)	31	(2)	(2)	12	5	15

Cash provided by (used in) operating activities	86	35	(44)	77	197	88	(148)	137

Capital expenditures	(19)	(4)	(1)	(24)	(39)	(16)	(1)	(56)
Free cash flow (non-U.S. GAAP)	$67	$31	$(45)	$53	$158	$72	$(149)	$81

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TRONOX LIMITED
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income (loss) (U.S. GAAP)	$5	$(50)	$(33)	$(144)
Interest and debt expense, net	46	46	92	92
Interest income	(1)	(1)	(2)	(2)
Income tax provision	3	10	5	22
Depreciation, depletion and amortization expense	62	60	123	115
EBITDA (non-U.S. GAAP)	115	65	185	83
Share-based compensation (a)	8	5	22	10
Transaction costs (b)	9	-	20	-
Restructuring (income) expense (c)	-	(1)	-	1
Gain on extinguishment of debt (d)	-	-	-	(4)
Foreign currency remeasurement (e)	3	4	6	18
Other items (f)	5	(2)	8	3
Adjusted EBITDA (non-U.S. GAAP) (g)	$140	$71	$241	$111

(a)	Represents non-cash share-based compensation.
(b)
Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(c)
Represents severance and other costs associated with the shutdown of our sodium chlorate plant, and other global restructuring efforts which was recorded in "Restructuring income (expense)" in the unaudited Condensed Consolidated Statements of Operations.

(d)
During 2016, we recognized $4 million of gain associated with the repurchase of $20 million face value of our Senior Notes due 2020 and Senior Notes due 2022, which was recorded in "Gain on extinguishment of debt" in the unaudited Condensed Consolidated Statements of Operations.

(e)	Represents foreign currency remeasurement which is included in “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations.
(f)
Includes noncash pension and postretirement costs, severance expense, insurance settlement gain and other items included in “Selling, general and administrative expenses” and “Cost of goods sold” in the unaudited Condensed Consolidated Statements of Operations.

(g)	No income tax impact given full valuation allowance except for South Africa related restructuring costs.

The following table reconciles income (loss) from operations, the comparable measure for segment reporting under U.S. GAAP, to Adjusted EBITDA by segment for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

TiO2 segment	$61	$7	$93	$(29)
Alkali segment	23	12	42	33
Corporate	(29)	(10)	(64)	(26)
Income (loss) from operations (U.S. GAAP)	55	9	71	(22)

TiO2 segment	44	43	88	83
Alkali segment	16	15	32	29
Corporate	2	2	3	3
Depreciation, depletion and amortization expense	62	60	123	115

TiO2 segment	18	7	27	25
Alkali segment	2	2	5	3
Corporate	3	(7)	15	(10)
Other	23	2	47	18

Tio2 segment	123	57	208	79
Alkali segment	41	29	79	65
Corporate	(24)	(15)	(46)	(33)
Adjusted EBITDA (non-U.S. GAAP)	$140	$71	$241	$111

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TRONOX LIMITED
REVISION OF PREVIOUSLY ISSUED INTERIM UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(Millions of U.S. dollars)

Unaudited Condensed Consolidated Statement of Operations

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	As Reported	Adjustment	Revised	As Reported	Adjustment	Revised
Net sales	$537	$1	$538	$1,012	$2	$1,014
Cost of goods sold	480	(1)	479	935	(1)	934
Gross profit	57	2	59	77	3	80
Selling, general and administrative expenses	(50)	(1)	(51)	(97)	(4)	(101)
Income (loss) from operations	8	1	9	(21)	(1)	(22)
Other expense, net	-	(3)	(3)	(9)	(3)	(12)
Loss before income taxes	(38)	(2)	(40)	(118)	(4)	(122)
Net loss	(48)	(2)	(50)	(140)	(4)	(144)
Net loss attributable to Tronox Limited	(50)	(2)	(52)	(141)	(4)	(145)
Loss per share, basic and diluted	(0.42)	(0.02)	(0.44)	(1.21)	(0.03)	(1.24)
Weighted average shares outstanding, basic and diluted (in thousands)	116,184	116,184	116,184	116,052	116,052	116,052

Unaudited Condensed Consolidated Balance Sheet

	December 31, 2016
	As Reported	Adjustment	Revised
Accounts receivable, net of allowance for doubtful accounts	$421	$3	$424
Total current assets	1,253	3	1,256
Total assets	4,950	3	4,953
Accrued liabilities	174	11	185
Total current liabilities	522	11	533
Total liabilities	3,789	11	3,800
Accumulated deficit	(13)	(6)	(19)
Accumulated other comprehensive loss	(495)	(2)	(497)
Total Tronox Limited shareholders' equity	1,017	(8)	1,009
Total equity	1,161	(8)	1,153
Total liabilities and equity	4,950	3	4,953

Unaudited Condensed Consolidated Statement of Cash Flows

The corresponding amounts have been revised within the statement of cash flows for the six months ended June 30, 2016 with no net impact to operating, investing and financing cash flows.

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